Exhibit 99.1

First American Financial comments on its ONGOING investigation into reported INFORMATION SECURITY INCIDENT

—No preliminary indication of large-scale unauthorized access to customer information—

SANTA ANA, Calif., May 28, 2019 – First American Financial Corporation advises that it shut down external access to a production environment with a reported design defect that created the potential for unauthorized access to customer data. The company is working diligently to address the defect and restore external access.

An outside forensic firm has been retained to aid in assessing the extent to which any customer information may have been compromised. Though the ongoing investigation is in its early stages, at this time there is no indication that any large-scale unauthorized access to sensitive customer information occurred. The company plans to provide updates on its investigation exclusively on its website at https://www.firstam.com/incidentupdate.

“We deeply regret the concern this defect has caused,” said Dennis J. Gilmore, chief executive officer at First American Financial Corporation. “We are thoroughly investigating this matter and are fully committed to protecting the security, privacy and confidentiality of the information entrusted to us by our customers.”

If the investigation shows that any confidential information has been compromised, the company will notify and provide credit monitoring services to the affected consumers. First American will soon provide a mechanism through its website, https://www.firstam.com/incidentupdate, that will give consumers who believe their confidential information has been compromised the ability to report this to the company.

Forward-Looking Statements

Certain statements made herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain the words “believe,” “anticipate,” “expect,” “intend,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” or “could.”

These forward-looking statements include, without limitation, statements regarding future operations, performance, financial condition, prospects, plans and strategies. These forward-looking statements are based on current expectations and assumptions that may prove to be incorrect. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include, without limitation:  the risk factors described in the company’s annual report on Form 10-Q for the quarter ended March 31, 2019, as filed with the Securities and Exchange Commission, as well as those related to the information security issue discussed herein or any cyber, security, software, data risk, or any related legal or governmental inquiries or actions.

The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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